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                                                                  EXHIBIT 10.1b

                             BROOKLINE BANCORP, INC.
                              EMPLOYMENT AGREEMENT

         This Agreement is made effective as of the 1st day of August, 1999 by and between Claire Bean (the "Executive") and Brookline Bancorp, Inc., ("BBI"), a Massachusetts stock corporation. Upon formation of Lighthouse Bank, a de novo Internet bank ("Internet Bank"), as a subsidiary of BBI, and its commencement of business, this Agreement shall be assigned to and assumed by the Internet Bank and Executive agrees to enter into an addendum hereto reflecting such assignment. Unless otherwise expressly provided, all references in this Agreement to the "Company" shall refer to BBI, and then shall be deemed to refer to the Internet Bank upon the assignment of this Agreement to the Internet Bank.

         WHEREAS, the Company wishes to assure itself of the continued services of Executive for the period provided in this Agreement; and

         WHEREAS, Executive is willing to continue to serve in the employ of the Company and the to-be-formed Internet Bank on a full-time basis for said period.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.       POSITION AND RESPONSIBILITIES

         During the period of her employment hereunder, Executive agrees to serve as Vice President of the Company, and upon commencement of business of the Internet Bank, as Executive Vice President and Chief Operating Officer of the Internet Bank, whereupon Executive shall resign as Vice President of the Company. Upon formation of Internet Bank, the Company shall appoint, and Executive further agrees to serve as, a member of the Board of Directors of the Internet Bank. Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Internet Bank.

2.       TERMS AND DUTIES

         (a) The period of Executive's employment under this Agreement shall begin as of the date first above written and shall continue for a period of twenty-four (24) full calendar months thereafter. Commencing on the first anniversary date of this Agreement, and continuing at each anniversary date thereafter, the Agreement shall renew for an additional twelve (12) months such that the remaining term shall be twenty-four (24) months unless written notice is provided to Executive at least ten (10) days and not more than sixty (60) days prior to any such anniversary date, in which event her employment shall cease at the end of twelve (12) months following such anniversary date. Executive may resign her employment upon at least 30 days written notice to the Company.

         (b) During the period of her employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall faithfully perform her duties hereunder including activities and services related to the organization, operation and management of the Internet Bank.

3.       COMPENSATION AND REIMBURSEMENT

         (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). The Company shall pay Executive as compensation a salary of not less than $185,000 per year ("Base Salary"). Such Base Salary shall be payable monthly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually by the Board or a Committee designated by the Board, commencing no later than the second anniversary date of this Agreement. Any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this
Section 3(a), the Company, and upon its formation, the Internet Bank shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Internet Bank.

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         (b)  In addition to the Base Salary provided in Section 3(a),
Executive shall be entitled to receive stock options for common stock of the Internet Bank pursuant to the terms of the Stock Option Agreement attached as Exhibit A hereto, which agreement shall be executed by the Internet Bank upon commencement of its operations.

         (c) Executive will be entitled to participate in or receive benefits under the Company's or Brookline Savings Bank's retirement plan, 401(k) plan, group life plan, accidental death and dismemberment plan, long term disability plan, medical and dental plans and vacation plan on terms generally made available by the Company (or Brookline Savings Bank) to its senior officers. The Internet Bank shall provide the aforementioned benefits to Executive upon the assignment of this Agreement to the Internet Bank.

         (d) In addition to the Base Salary provided for by paragraph (a) of this Section 3, the Company shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive in performing her obligations under this Agreement, and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4.       PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

         The provisions of this Section shall in all respects be subject to the terms and conditions stated in Sections 7 and 14.

         (a) The provisions of this Section shall apply upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:

              (i) The termination by the Company of Executive's full-time employment hereunder for any reason other than (A) Disability or Retirement, as defined in Section 5 below, or (B) Termination for Cause as defined in
Section 6 below; or

             (ii) Upon formation of Internet Bank, and for as long as Internet Bank remains a majority-owned subsidiary of BBI, the failure to reappoint Executive as a director of the Internet Bank;

            (iii)  Executive's resignation from the Company upon any

                   (A) failure to elect or reelect or to appoint or reappoint Executive as Vice President of BBI, and upon its formation, as Executive Vice President and Chief Operating Officer of the Internet Bank,

                   (B) material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1, above,

                   (C) relocation of Executive's principal place of employment by more than 50 miles from its location at the effective date of this Agreement, or a material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement,

                   (D) liquidation or dissolution of the Internet Bank other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of Executive, or

                   (E)  breach of this Agreement by the Company.

Upon the occurrence of any event described in clauses (iii) (A), (B), (C),
(D) or (E), above, Executive shall have the right to elect to terminate her employment under this Agreement by resignation upon sixty (60) days prior written notice given within a reasonable period of time not to exceed four calendar months after the initial event giving rise to said right to elect. Notwithstanding the preceding sentence, in the event of a continuing breach of this Agreement by the Company, the Executive, after giving due notice within the prescribed time frame of an initial event specified above, shall not waive any of her rights under this Agreement and this Section 4 solely by virtue of the fact that

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Executive has submitted her resignation but has remained in the employment of the Company or the Internet Bank, as applicable, and is engaged in good faith discussions to resolve any occurrence of an event described in clauses (A),
(B), (C), (D) or (E) above.

             (iv) Executive's involuntary termination or voluntary resignation from the Company's employ on the effective date of, or at any time following a Change in Control during the term of this Agreement. For these purposes, a Change in Control shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of BBI or the Internet Bank within the meaning of the Bank Holding Company Act of 1956, as amended, and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control (collectively, the "BHCA"); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of BBI or the Internet Bank representing 25% or more of the combined voting power of BBI's or the Internet Bank's outstanding securities except for any securities purchased by BBI's or the Internet Bank's employee stock ownership plan or trust; or (b) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of BBI or the Internet Bank or similar transaction in which BBI or the Internet Bank is not the surviving institution occurs; or (c) a tender offer is made for 25% or more of the voting securities of BBI or the Internet Bank and the shareholders owning beneficially or of record 25% or more of the outstanding securities of BBI or the Internet Bank have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror. Notwithstanding anything in this subsection (a)(iv) to the contrary, a change in control shall not be deemed to have occurred in the event of a conversion of BBI's or the Internet Bank's mutual holding company to stock form, or in connection with any reorganization used to effect such a conversion.

         (b) Upon the occurrence of an Event of Termination described in Sections 4(a) (i) through (iii), on the Date of Termination, as defined in
Section 7, the Company shall pay Executive, or, in the event of her subsequent death, her beneficiary or beneficiaries, or her estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the Base Salary due to Executive for the remaining term of the Agreement. Upon the occurrence of an Event of Termination under Section 4(a)(iv), on the Date of Termination, the Company shall pay Executive, or, in the event of her subsequent death, her beneficiary or beneficiaries, or her estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times Base Salary. At the election of the Executive, which election is to be made on an annual basis during the month of January, and which election is irrevocable for the year in which made and upon the occurrence of an Event of Termination, any payments shall be made in a lump sum or paid monthly during the remaining term of this Agreement following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of this Agreement. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

         (c)  Upon the occurrence of an Event of Termination described in
Section 4(a) (i) through (iii), the Company will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Internet Bank for Executive prior to her termination for the remaining term of the Agreement to the extent such coverage is available for former employees under the terms of the Internet Bank's group coverage. Upon the occurrence of an Event of Termination described in Section 4(a)(iv), the Company will cause such coverage to be continued for 24 months from the Date of Termination provided such coverage is available.

         (d) Notwithstanding the preceding paragraphs of this Section 4, in the event that:

                   (i) the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code or any successor thereto, and

                  (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to the total amount of payments permissible under Section 280G of the Code or any successor thereto,

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         then the Termination Benefits to be paid to Executive shall be so reduced so as to be a Non-Triggering Amount.

5.       TERMINATION UPON RETIREMENT, DISABILITY OR DEATH

         Termination of the Executive by the Company based on "Retirement" shall mean termination in accordance with the Company's retirement policy or in accordance with any retirement arrangement established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan and other plans to which Executive is a party.

         In the event Executive is unable to perform her duties under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of illness or other physical or mental disability, the Company may terminate this Agreement, provided that the Company shall continue to be obligated to pay the Executive her Base Salary for up to six (6) months, and provided further that any amounts actually paid to Executive pursuant to any disability insurance or other similar such program which the Company has provided or may provide on behalf of its employees or pursuant to any workman's or social security disability program shall reduce the compensation to be paid to the Executive pursuant to this paragraph.

         In the event of Executive's death during the term of this Agreement, Executive's estate, legal representatives or named beneficiaries (as directed by Executive in writing) paid a death benefit equal to two (2) times Executive's Base Salary as provided under the life insurance coverage provided by the Company, and the Company will continue to provide to Executive's family for six (6) months after the Executive's death, the medical and dental benefits that were provided to Executive's family as of the date of the Executive's death, if available under the terms of the Company's applicable group plans.

6.        TERMINATION FOR CAUSE

          The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, willful failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. A voluntary resignation pursuant to paragraph 2(a) shall not constitute, nor be grounds for, Termination for Cause. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry. For purposes of this paragraph, no act or failure to act on the part of Executive shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board of the Company at a meeting of the Board called and held for that purpose, finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause.

7.       NOTICE

         (a) Any purported termination by the Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that she shall not have returned to the performance of her duties on a full-time basis during such thirty (30) day period), and (B) if her employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

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         (c)  If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the voluntary termination by the Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, and except in the case of Notice of Termination for Cause, the Company will continue to pay Executive her full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue Executive as a participant in all compensation, benefit and insurance plans in which she was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement, provided such dispute is resolved within the term of this Agreement. If such dispute is not resolved within the term of the Agreement, the Company shall not be obligated, upon final resolution of such dispute, to pay Executive compensation and other payments accruing beyond the term of the Agreement. Amounts paid under this Section shall be offset against or reduce any other amounts due under this Agreement.

8.       POST-TERMINATION OBLIGATIONS

         (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section 8 during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

         (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

9.       NON-COMPETITION

         (a) Upon any termination of Executive's employment hereunder by the Company for Cause or by Executive for any reason other than a breach of the Agreement by the Company, Executive agrees not to compete with the Internet Bank and/or the Company for a period equal to the remaining term of this Agreement, in any city, town or county in which the Internet Bank and/or Brookline Savings Bank has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board of Directors of the Internet Bank. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Internet Bank and/or Brookline Savings Bank. The parties hereto, recognizing that irreparable injury will result to the Internet Bank, Brookline Savings Bank and the Company in the event of Executive's breach of this Subsection 9(a), agree that in the event of any such breach by Executive, the Internet Bank and/or the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Internet Bank and/or the Company, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Internet Bank and/or the Company from pursuing any other remedies available to the Internet Bank and/or the Company for such breach or threatened breach, including the recovery of damages from Executive.

         (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Internet Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Internet Bank. Executive will not, during or after the term of her employment, disclose any knowledge of the past, present, planned or considered business activities of the Internet Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to any federal or state banking agency with jurisdiction over the Internet Bank or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of Internet Banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Internet Bank, and Executive may disclose any information regarding the Internet Bank or

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the Company which is otherwise publicly available. In the event of a breach or threatened breach by the Executive of the provisions of this Section 9, the Company and the Internet Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Internet Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Company or the Internet Bank from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of damages from Executive.

10.      SOURCE OF PAYMENTS

         From and after formation of Internet Bank, all payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Internet Bank. BBI, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Internet Bank are not timely paid or provided by the Internet Bank, such amounts and benefits shall be paid or provided by BBI.

11.      EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Executive and BBI or the Internet Bank.

12.      NO ATTACHMENT

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Company and their respective successors and assigns.

13.      MODIFICATION AND WAIVER

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

14.      SEVERABILITY

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

15.      HEADINGS FOR REFERENCE ONLY

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

16.      GOVERNING LAW

         This Agreement shall be governed by the laws of the Commonwealth of Massachusetts but only to the extent not superseded by federal law.

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17.      ARBITRATION

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within fifty (50) miles from the location of the Company, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of her right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

18.      PAYMENT OF LEGAL FEES

         All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Company provided that the dispute or interpretation has been settled by Executive and the Company or the Internet Bank or resolved in the Executive's favor.

19.      INDEMNIFICATION

         The Company shall provide Executive (including her heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and her heirs, executors and administrators) to the fullest extent permitted under Massachusetts law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which she may be involved by reason of her having been a director or officer of BBI or of the Internet Bank (whether or not she continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Board of Directors of the Company). If such action, suit or proceeding is brought against Executive in her capacity as an officer or director of BBI or the Internet Bank, however, such indemnification shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of her duties.

20.      SUCCESSOR TO THE INTERNET BANK

         The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

                                   SIGNATURES

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer, and Executive has signed this Agreement, on the day and date first above written.

ATTEST:                                     BROOKLINE BANCORP, INC.

\s\ Linda Rosen                     By:  \s\ Richard P. Chapman
-----------------------------            -----------------------------------
                                         Richard P. Chapman, President


WITNESS:                                    EXECUTIVE:

\s\ Thomas R. Venables              By:  \s\ Claire  Bean
-----------------------------            -----------------------------------